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                               EXHIBIT NUMBER 5.1

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Robert T. Molinet
 (404) 264-2643



                                October 28, 1996



Board of Directors
VSI Enterprises, Inc.
5801 Goshen Springs Road
Norcross, Georgia 30071


         RE:     VSI Enterprises, Inc.
                 Registration Statement on Form S-3
                 7,679,700 Shares of Common Stock


Gentlemen:

         We have acted as counsel for VSI Enterprises, Inc. (the "Company") in connection with the proposed public offering by certain of its shareholders of shares of the Company's $.00025 par value Common Stock (the "Common Stock") covered by the above-described Registration Statement.

         In connection therewith, we have examined the following:

         (1) The Certificate of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware;

         (2) The Restated By-Laws of the Company, as amended, certified as correct and complete by the Secretary of the Company;

         (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

         (4) The Registration Statement on Form S-3 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the sale of up to 7,679,700 shares of Common Stock (the "Registration Statement"); and

         (5) A Certificate of Good Standing for the Company issued by the Secretary of State of the State of Delaware.

         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:
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Board of Directors
VSI Enterprises, Inc.
October 28, 1996
Page 7


         (A) The Company has been duly incorporated under the laws of the State of Delaware and is validly existing and in good standing under the laws of that state; and

         (B) The 7,679,700 shares of Common Stock covered by said Registration Statement to be sold by the selling shareholders referenced therein have been legally authorized by the Company and when sold in accordance with the terms described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in said Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            SMITH, GAMBRELL & RUSSELL


                                            /s/ Robert T. Molinet
                                            Robert T. Molinet

RTM:rjc